                                                                    EXHIBIT 23.2


                                 March 27, 2003


Bank of America, Trustee
Williams Coal Seam Gas Royalty trust
901 Main Street, Suite 1700
Dallas, TX  75283-0650


                    Re:   Williams Coal Seam Gas Royalty Trust
                          Securities and Exchange Commission Form 10-K
                           Annual Report

Gentlemen:

         The firm of Miller and Lents, Ltd. consents to the references to Miller and Lents, Ltd. and to the use of its reports listed below regarding the Williams Coal Seam Gas Royalty Trust Proved Reserves and Future Net Income in the Form 10-K Annual Report to be filed by the Williams Coal Seam Gas Royalty Trust with the Securities and Exchange Commission.

          1.   Report dated November 21, 1992 for reserves as of October 1,
               1992.

          2.   Report dated March 10, 1993 for reserves as of December 31, 1992.

          3. Report dated February 23, 1994 for reserves as of December 31, 1993 (using October 1, 1992 prices).

          4. Report dated February 23, 1994 for reserves as of December 31, 1993 (using December 31, 1993 prices).

          5.   Report dated February 28, 1995 for reserves as of December 31,
               1994.

          6.   Report dated March 8, 1996 for reserves as of December 31, 1995.

          7.   Report dated March 17, 1997 for reserves as of December 31, 1996.

          8.   Report dated March 5, 1998 for reserves as of December 31, 1997.

          9.   Report dated February 10, 1999 for reserves as of December 31,
               1998.

          10.  Report dated March 10, 2000 for reserves as of December 31, 1999.

Bank of America, Trustee                                        March 27, 2003
Williams Coal Seam Gas Royalty trust                                    Page 2



          11.  Report dated March 6, 2001 for reserves as of December 31, 2000.

          12.  Report dated January 31, 2002 for reserves as of December 31,
               2001.

          13.  Report dated February 10, 2003 for reserves as of December 31,
               2002.

         Miller and Lents, Ltd. has no interests in the Williams Coal Seam Gas Royalty Trust or in any of its affiliate companies or subsidiaries and does not receive any such interest as payment for its report. No director, officer, or employee of Miller and Lents, Ltd. is employed by or otherwise connected with the Williams Coal Seam Gas Royalty Trust nor is Miller and Lents, Ltd. employed by the Williams Coal Seam Gas Royalty Trust on a contingent basis.

                                               Very truly yours,

                                               MILLER AND LENTS, LTD.




                                              By:  /s/ S. John Stieber
                                                 ------------------------------
                                                  S. John Stieber
                                                  Senior Vice President

SJS/hsd